SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) February 22, 1999





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The press release announcing financial results for 1998, dated February 19, 1999 was released by the Registrant:

                        SIMTEK ANNOUNCES FINANCIAL RESULTS
                                     FOR 1998

     COLORADO SPRINGS, Colorado - February 19, 1999 -- Simtek Corporation, provider of the world's fastest re-programmable nonvolatile semiconductor memories, announced preliminary financial results (pending completion of its annual audit) for the fourth quarter and year ending December 31, 1998. The company posted a net loss of $32,911 for the fourth quarter of 1998 and a net profit of $162,781 for the year, compared with a net profit of $425,182 for the fourth quarter of 1997 and a net profit of $788,618 for the year. Revenues for the fourth quarter were $1,374,511, down from $1,747,889 for the same quarter in 1997, reflecting lower demand for semiconductor memories, primarily in Japan and other areas of the Far East. Net revenues totaled $6,180,550 for 1998 compared to $6,632,186 for 1997.

       "The second half of 1998 was disappointing for many memory integrated circuit suppliers, especially due to the impact that the struggling far east economy had on product demand." stated Douglas Mitchell, Simtek's president and CEO. "Reduced systems demand and excess manufacturing capacity put additional pressure on most of the industry, including Simtek. During this period, Simtek concentrated on working with customers on new system designs as well as developing new products for the year ahead. We believe that during the first half of 1999 our market segment will recover and begin to fill pent-up demand created in 1998."

       "We are also looking forward to penetrating the real-time clock (RTC) market in 1999 with Simtek's new family of capacitor powered RTCs. These devices will provide the data security advantages of our nvSRAM technology with a unique low-power clock oscillator. Simtek's RTCs will offer a superior solution than has been previously available to the market," continued Mr. Mitchell. "Simtek is now really concentrating on expanding its opportunity base in the industrial control and office automation markets."

     Simtek's financial results for 1998 were depressed in the second half of the year but still performed well compared to other companies in their market sector.

    FINANCIAL RESULTS
                                          Three Months ended Dec 31            Year ended Dec 31
                                            1998             1997            1998             1997
                                            ----             ----            ----             ----
Net Sales                                $1,374,511      $1,747,889       $6,180,550      $6,632,186

Cost of Goods Sold                          810,236         848,471        3,477,861       3,676,432

Gross Margin                                564,275         899,418        2,702,689       2,955,754

Total selling, general and                  612,628         486,118        2,553,470       2,225,179
Administrative expenses

Net Income and Comprehensive                (32,911)        425,182          162,781         788,618
Income

Basic and diluted Earnings per Share           0.00            0.01             0.01            0.03

Dilutive Shares Outstanding              29,270,314      30,834,509       30,250,334      30,689,562

     Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


February 22, 1999                             By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer









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